Exhibit 10.5(11)
                          SIERRA HEALTH SERVICES, INC.

                           DEFERRED COMPENSATION PLAN

                        Effective May 1, 1996, as Amended
                          and Restated January 1, 2001

                                                  TABLE OF CONTENTS


                                                                                                               Page

Purpose .......................................................................................................   1

ARTICLE 1         Definitions..................................................................................   1

ARTICLE 2         Selection, Enrollment, Eligibility...........................................................   6

         2.1      Selection by Committee.......................................................................   6
         2.2      Enrollment Requirements......................................................................   7
         2.3      Eligibility; Commencement of Participation...................................................   7
         2.4      Termination of Participation and/or Deferrals................................................   7

ARTICLE 3         Deferral Commitments/Company Matching/Crediting/Taxes........................................   7

         3.1      Minimum Deferral.............................................................................   7
         3.2      Maximum Deferral.............................................................................   8
         3.3      Election to Defer; Effect of Election Form...................................................   8
         3.4      Withholding of Annual Deferral Amounts.......................................................   9
         3.5      Annual Company Matching Amount...............................................................   9
         3.6      Annual Company Restoration Amount............................................................   9
         3.7      Vested Company Matching Account, Vested Company
                           Restoration Account, and Deferral Account...........................................  10
         3.8      Crediting/Debiting of Account Balances.......................................................  10
         3.9      FICA, Withholding and Other Taxes............................................................  12
         3.10     Rollovers From Prior Deferred Compensation Plan..............................................  13

ARTICLE 4         Short-Term Payout; Unforeseeable Financial Emergencies;
                           Withdrawal Election.................................................................  13

         4.1      Short-Term Payout............................................................................  13
         4.2      Other Benefits Take Precedence Over Short-Term Payout........................................  13
         4.3      Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies........................  14
         4.4      Withdrawal Election..........................................................................  14

ARTICLE 5         Retirement Benefit...........................................................................  14

         5.1      Retirement Benefit...........................................................................  14
         5.2      Payment of Retirement Benefit................................................................  14
         5.3      Death Prior to Completion of Retirement Benefit..............................................  15





ARTICLE 6         Pre-Retirement Survivor Benefit..............................................................  15

         6.1      Pre-Retirement Survivor Benefit..............................................................  15
         6.2      Payment of Pre-Retirement Survivor Benefit...................................................  15

ARTICLE 7         Termination Benefit..........................................................................  15

         7.1      Termination Benefit..........................................................................  15
         7.2      Payment of Termination Benefit...............................................................  15

ARTICLE 8         Disability Waiver and Benefit................................................................  16

         8.1      Disability Waiver............................................................................  16
         8.2      Continued Eligibility; Disability Benefit....................................................  16

ARTICLE 9         Beneficiary Designation......................................................................  17

         9.1      Beneficiary..................................................................................  17
         9.2      Beneficiary Designation; Change; Spousal Consent.............................................. 17
         9.3      Acknowledgment...............................................................................  18
         9.4      No Beneficiary Designation...................................................................  18
         9.5      Doubt as to Beneficiary......................................................................  18
         9.6      Discharge of Obligations.....................................................................  18

ARTICLE 10        Leave of Absence; Consulting.................................................................  18

         10.1     Paid Leave of Absence........................................................................  18
         10.2     Unpaid Leave of Absence......................................................................  18
         10.3     Consulting Arrangements......................................................................  18

ARTICLE 11        Termination, Amendment or Modification.......................................................  19

         11.1     Termination..................................................................................  19
         11.2     Amendment....................................................................................  19
         11.3     Plan Agreement...............................................................................  20
         11.4     Effect of Payment............................................................................  20

ARTICLE 12        Administration...............................................................................  20

         12.1     Committee Duties.............................................................................  20
         12.2     Agents........................................................................................ 20
         12.3     Binding Effect of Decisions..................................................................  20
         12.4     Indemnity of Committee.......................................................................  21
         12.5     Employer Information.........................................................................  21





ARTICLE 13        Other Benefits and Agreements................................................................  21

         13.1     Coordination with Other Benefits.............................................................  21

ARTICLE 14        Claims Procedures............................................................................  21

         14.1     Presentation of Claim........................................................................  21
         14.2     Notification of Decision.....................................................................  21
         14.3     Review of a Denied Claim.....................................................................  22
         14.4     Decision on Review...........................................................................  22
         14.5     Legal Action.................................................................................  22

ARTICLE 15        Trust........................................................................................  23

         15.1     Establishment of the Trust...................................................................  23
         15.2     Interrelationship of the Plan and the Trust..................................................  23
         15.3     Distributions From the Trust.................................................................  23

ARTICLE 16        Miscellaneous................................................................................  23

         16.1     Unsecured General Creditor...................................................................  23
         16.2     Employer's Liability.........................................................................  23
         16.3     Nonassignability.............................................................................  24
         16.4     Not a Contract of Employment.................................................................  24
         16.5     Furnishing Information.......................................................................  24
         16.6     Terms........................................................................................  24
         16.7     Captions.....................................................................................  24
         16.8     Governing Law................................................................................  24
         16.9     Notice.......................................................................................  24
         16.10    Successors...................................................................................  25
         16.11    Spouse's Interest............................................................................  25
         16.12    Validity.....................................................................................  25
         16.13    Incompetent..................................................................................  25
         16.14    Court Order..................................................................................  25
         16.15    Distribution in the Event of Taxation........................................................  26
         16.16    Legal Fees To Enforce Rights After Change in Control.........................................  27

                          SIERRA HEALTH SERVICES, INC.

                           DEFERRED COMPENSATION PLAN

                        Effective May 1, 1996, as Amended
                          and Restated January 1, 2001

                                     Purpose

                  The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Sierra Health Services, Inc., a Nevada corporation, and its subsidiaries (including lower-tier subsidiaries), if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1
                                   Definitions

                  For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1      "Account Balance" shall mean, with respect to a Participant, the sum of
         (i) the Deferral Account plus (ii) the Vested Company Matching Account plus (iii) the Vested Company Restoration Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2 "Annual Bonus" shall mean any annual cash compensation in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and incentive plans, including any such bonuses payable to physician employees.

1.3 "Annual Company Matching Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.5.

1.4 "Annual Company Restoration Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.6.

1.5 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary and/or Annual Bonus that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6 "Base Annual Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year including bonuses (other than the Annual Bonus), commissions, and overtime, but excluding relocation expenses, incentive payments, non-monetary awards, fringe benefits, retainers, directors fees and other fees, severance allowances, pay in lieu of vacations, insurance premiums paid by an Employer, insurance benefits paid to the Participant or his or her beneficiary, Employer contributions to qualified or nonqualified plans and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), or 402(h) pursuant to plans established by any Employer; provided however that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.7 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8 "Beneficiary Designation Form" shall mean the form, established from time to time by the Committee, that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.9      "Board" shall mean the board of directors of the Company.

1.10 "Change in Control" shall mean a transaction or event in which, after the effective date of the Plan, (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting power of outstanding voting securities of the Company.

1.11     "Claimant" shall have the meaning set forth in Section 14.1.

1.12 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13     "Committee" shall mean the committee described in Article 12.

1.14    "Company" shall mean Sierra Health Services, Inc., a Nevada corporation.

1.15 "Company Matching Account" shall mean the sum of all of a Participant's Annual Company Matching Amounts plus amounts credited and debited in accordance with all the applicable crediting provisions of this Plan, less all distributions made to the Participant or his or her
         Beneficiary pursuant to this Plan that relate to his or her Company Matching Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.16 "Company Restoration Account" shall mean the sum of all of a Participant's Annual Company Restoration Amounts plus amounts credited and debited in accordance with all the applicable provisions of the Plan, less all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Company Restoration Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.17 "Deferral Account" shall mean the sum of all of a Participant's Annual Deferral Amounts, plus amounts credited and debited in accordance with all the applicable provisions of the Plan, less all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.18 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the
         Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall be credited and debited with additional amounts in accordance with Section 3.8 below, even if such amount is being paid out in installments. The amounts so deferred adjusted to reflect amounts credited and debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.19 "Disability" shall mean a period of disability during which a Participant qualifies for disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.20     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.21 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.22     "Employee" shall mean a person who is an employee of any Employer.

1.23 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan.

1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25 "401(k) Plan" shall be that certain Sierra Health Services, Inc. Profit Sharing/401(k) Plan & Trust, dated January 1, 1989 and adopted by the Company.

1.26 "Monthly Installment Method" shall be an installment payment method over the duration selected by the Participant in accordance with this Plan, calculated as follows: The Participant's Account Balance, as of the date of the Participant's Retirement, death, Disability or Termination of Employment, shall be multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of periods over which the installment payments shall be paid. The result of this multiplication shall be the amount of each installment payment for the Plan Year in which the Participant Retired, died, suffered a Disability or experienced a Termination of Employment and this amount shall be paid starting on the first day of the month following the Participant's Retirement, Death, Disability or Termination of Employment and shall continue to be paid on the first day of each month thereafter during that Plan Year. For each subsequent Plan Year during the installment payment period, the Participant's Account Balance shall be determined as of January 1 of that Plan Year, in accordance with
         Section 3.8, after taking into account all previous installment payments, and such balance shall be multiplied by the fraction described above, except that the denominator shall be the number of remaining periods over which the installment payments are to be paid. The resulting amount shall be the amount of each installment payment for the Plan Year, which amount shall be paid on the first day of each month during the Plan Year. If a Participant has a positive Account Balance after the end of the elected installment payment period, the remaining Account Balance shall be paid in a lump sum on the first day of the month following the month in which the installment period ends. If any installment, if paid, would reduce the Participant's Account Balance to zero or below, that installment payment shall be reduced so that the Participant's Account Balance does not go below zero and all future installment payments shall cease.

1.27 "Participant" shall mean any person (i) who, as an Employee, is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a
         Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan, even if he or she has an interest in the Participant's benefits under the Plan under applicable law or as a result of property settlements resulting from legal separation or divorce.

1.28 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.29 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. The terms of any Plan Agreement may vary any of the terms set forth in this Plan and such changes shall be binding on the Employer and the Participant if the Plan Agreement is signed by the Participant and accepted by the Employer. The Plan Agreement executed by a Participant and accepted by the Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern the agreement between the parties.

1.30 "Plan Year" shall, for the first Plan Year, begin on May 1, 1996 and end on December 31, 1996. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

1.31     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.32 "Retirement," "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after age sixty-five (65) or on or after age fifty-five (55) with ten (10) Years of Service, subject to Section 10.3.

1.33     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.34     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.35     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.36 "Termination of Employment" shall mean the ceasing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence, subject to Section 10.3.

1.37 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of May 1, 1996 between the Company and the trustee named therein, as amended from time to time.

1.38     "Unforeseeable   Financial   Emergency"  shall  mean  an  unanticipated
         emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.39 "Unvested Accrued Amounts" shall mean the part of a Participant's Company Matching Account and Company Restoration Account which is not vested under Section 3.7.

1.40     "Vested Company Matching Account" shall have the meaning set forth in
         Section 3.7.

1.41 "Vested Company Restoration Account" shall have the meaning set forth in Section 3.7.

1.42 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

                                                     ARTICLE 2
                                         Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan. For this purpose, the term "highly compensated" shall be interpreted in a manner consistent with regulations and other guidance under the Code.

2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Committee, within 30 days of selection, a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within 30 days of selection, that Employee shall commence participation in the Plan on the first day of the next month which begins following the date the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the required 30 day period, that Employee shall not be eligible to participate in the Plan until the first day of a month during the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Section
         2.1 or otherwise under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to
         (i) terminate any deferral election the Participant has made for the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or
         (iii) immediately distribute the Participant's then Account Balance, determined as if there has occurred a Termination of Employment and terminate the Participant's participation in the Plan. If the Committee chooses to terminate the Participant's participation in the Plan, the Committee may, in its sole discretion, reinstate the Participant to full Plan participation at such time in the future as the Participant again becomes a member of the select group described above. The foregoing notwithstanding, if the Participant ceases to qualify as "highly compensated" under Section 2.1, the Committee may permit the Participant to continue participation for a reasonable period thereafter in order to permit the Participant an opportunity to reattain "highly compensated" status.

                                    ARTICLE 3
              Deferral Commitments/Company Matching/Crediting/Taxes

3.1      Minimum Deferral.
         ----------------

         (a) Minimum. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a minimum of $2,000 from either his or her Base Annual Salary or Annual Bonus. If an election is made for less than the stated minimum amount, or if no election is made, the amount deferred shall be zero.

         (b) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2      Maximum Deferral.
         ----------------

         (a) Maximum. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus up to the following maximum percentages for each deferral elected:

                                                              Maximum
                  Deferral                                    Amount

                  Base Annual Salary                          90%
                  Annual Bonus                                90%

         (b) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year itself, for such Plan Year only, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary and/or Annual Bonus that accrue after the date of entry into the Plan, a dollar amount up to an amount equal to the limits set forth in Section 3.2(a) above multiplied by such Participant's total amount of Base Annual Salary and/or Annual Bonus for the entire Plan Year.

3.3      Election to Defer; Effect of Election Form.
         ------------------------------------------

         (a) First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.3 above), and accepted by the Committee.

         (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.

3.4 Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld in equal amounts from each regularly scheduled Base Annual Salary payroll, commencing at the earliest practicable payroll after participation begins. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 Annual Company Matching Amount. With respect to Plan Years prior to and including the 1999 Plan Year, if, and only if, a Participant participates in the 401(k) Plan to the maximum extent possible under the limits applicable to the Plan for the Plan Year, the Participant's Annual Company Matching Amount for such Plan Year shall be equal to 50% of the Participant's Annual Deferral Amount for such Plan Year, up to an amount that does not exceed the lesser of 5% of the Participant's Base Annual Salary or 50% of the IRC 402(g)(i) limit in the effect for the Plan Year, reduced by the amount of any Company matching contributions made to the 401(k) Plan on his or her behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year. The Annual Company Matching Amount shall be credited to the Participant's Company Matching Account as of the first day of February of the Plan Year following the Plan Year to which it relates. Notwithstanding the above, if a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement, Disability or death, the Annual Company Matching Amount for such Plan Year shall be zero. In the event of Retirement, Disability or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires, dies or becomes disabled. The foregoing notwithstanding, for any Plan Year beginning after 1999, no Annual Company Matching Amount shall be credited to the Participant's Company Matching Account, although prior Annual Company Matching Amounts credited to such Account shall remain subject to the Plan.

3.6 Annual Company Restoration Amount. The Participant's Annual Company Restoration Amount for each Plan Year beginning on or after January 1, 1997 shall be equal to the amount of employer contributions other than matching contributions under the 401(k) Plan which would have been made on the Participant's behalf and allocated to the Participant's account on or after July 1, 1997 for such Plan Year but for one or more limitations imposed by the 401(k) Plan pursuant to the Code, including but not limited to any such amounts resulting from the application of the compensation limitations contained in Code Section 401(a)(17) or the limitations contained in Code Section 415. For purposes of this
         Section 3.6, employer contributions under the 401(k) Plan exclude contributions resulting from the cash or deferred arrangement under the 401(k) Plan but include contributions resulting from the reallocation of prior employer contributions (other than matching contributions) forfeited by other 401(k) Plan participants. The Annual Company Restoration Amount shall be credited to the Participant's Company Restoration Account as of the date or dates such amounts would have been allocated to the Participant's account(s) under the 401(k) Plan if such amounts had in fact been allocated under the 401(k) Plan. The foregoing notwithstanding the above, if a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement, Disability or death, the Annual Company
         Restoration Amount for such Plan Year shall be zero. In the event of Retirement, Disability or death, a Participant shall be credited with the Annual Company Restoration Amount for the Plan Year in which he or she Retires, dies or becomes disabled. The Participant's Annual Company Restoration Amount for each Plan Year prior to the Plan Year beginning January 1, 1997 shall be zero. It is understood that the Company will discontinue employer contributions other than matching contributions under the 401(k) Plan in Plan Years after 1999, so that no amount will be credited as an Annual Company Restoration Amounts in respect of such Plan Years.

3.7 Vested Company Matching Account, Vested Company Restoration Account and Deferral Account. With respect to all benefits under this Plan other than the Termination Benefit, a Participant's Vested Company Matching Account shall equal 100% of such Participant's Company Matching Account and a Participant's Vested Company Restoration Account shall equal 100% of such Participant's Company Restoration Account. With respect to the Termination Benefit, in the case of a Termination of Employment prior to July 1, 1999, the vesting of a Participant's Company Matching Account and Company Restoration Account shall be governed by the terms of this Plan as in effect at the time of such Termination of Employment. With respect to the Termination Benefit, in the case of a Termination of Employment on or after July 1, 1999, a Participant's Company Matching Account and Company Restoration Account shall vest on the basis of the Participant's Years of Service at the time the Participant experiences a Termination of Employment, in accordance with the following schedule for balances resulting from Company Matching Amounts and Company Restoration Amounts for the Plan Year after 1999:

                                              Vested Percentage of
         Years of Service at Date of          Company Matching Account and
         Termination of Employment            Company Restoration Account

         Less than 1 year                                        0%
         1 year or more, but less than 2                        33%
         2 years or more, but less than 3                       66%
         3 years or more                                       100%

         The foregoing notwithstanding, after a Change in Control, a Participant's Vested Company Matching Account shall equal 100% of such Participant's Company Matching Account and a Participant's Vested Company Restoration Account shall equal 100% of such Participant's
         Company Restoration Account. A Participant's Deferral Account shall always be 100% vested.

3.8 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance (and to the Participant's Unvested Accrued Amounts) in accordance with the following rules:

     (a) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(c) below) to be used to determine the additional amounts to be credited or debited to his or her Account Balance (and Unvested Accrued Amounts) from the date on which the Participant commences participation in the Plan and continuing thereafter, unless changed in accordance with the next sentence. Commencing with the January 1 or July 1 ("Investment Election Date") that follows the Participant's commencement of participation in the Plan and on each subsequent Investment Election Date during which the Participant participates in the Plan, no later than the day before an Investment Election Date, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance (and Unvested Accrued Amounts), or to change the portion of his or her Account Balance (and Unvested Accrued Amounts) allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next Investment Election Date and continue thereafter, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the maximum transfer that may be made from the Declared Rate Measurement Fund to another Measurement Fund in any one Plan Year cannot exceed 20% of the maximum balance in the Participant's account in the Declared Rate Measurement Fund in the current Plan Year and the four prior Plan Years, provided that this restriction shall no longer apply upon termination of the Declared Rate Measurement Fund in accordance with Section 3.8(c).

     (b) Proportionate Allocation. In making any election described in Section 3.8(a) above, the Participant shall specify on the Election Form, in whole percentage points (1%), the percentage of his or her Account Balance (and Unvested Accrued Amounts) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance and Unvested Accrued Amounts).

     (c) Measurement Funds. The Participant may elect one or more measurement funds, based on certain mutual funds (the "Measurement Funds"), for the purpose of crediting or debiting amounts to his or her Account Balance (and Unvested Accrued Amounts). The Committee shall select the mutual funds that are to be used as Measurement Funds. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change. In addition, a Declared Rate Measurement Fund shall be maintained until December 31, 1999, under which interest shall be credited at a rate as specified by the Company on the November 1 of the year prior to the Plan Year for which the amount of interest is being determined; provided, however, that as of January 1, 2000, the Declared Rate Measurement Fund will be terminated and all balances therein shall be transferred to such other Measurement Funds as may have been elected by the Participant or, in the absence of any election, to a Measurement Fund consisting of one or more Guaranteed Interest Contracts.

     (d) Crediting or Debiting Method. The performance of each selected Measurement Fund (either positive or negative) will be determined by the Committee in its sole discretion based on the performance of the Measurement Funds themselves or, in the case of the Declared Rate Measurement Fund (prior to its termination), based on the amount of accrued interest credited to the fund. A Participant's Account Balance (and Unvested Accrued Amounts) shall be credited or debited based on such performance of the Measurement Funds as determined by the Committee in its sole discretion. As of each Investment Election Date, the Committee shall distribute to the Participants a statement of their respective Account Balances (and Unvested Accrued Amounts). Furthermore, in the event of a Participant's termination of employment or any other event requiring a determination of the Participant's Benefit or the value of a Participant's Account Balance, the Account Balance shall be determined based on the performance of the relevant Measurement Fund(s) through the last date of the pay period during which the event occurs and shall not be further adjusted thereafter.

     (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance (and Unvested Accrued Amounts) thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance (and Unvested Accrued Amounts) shall not be considered or construed in any manner as an actual investment of his or her Account Balance (or Unvested Accrued Amounts) in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance (and Unvested Accrued Amounts) shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9 FICA, Withholding and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld or an Annual Company Matching Amount or Annual Company Restoration Amount is credited to a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and/or Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.9. In addition, the Participant's Employer(s) or the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) or the Trust.

3.10 Rollovers From Prior Deferred Compensation Plan. A Participant who participated in the Company's prior nonqualified deferred compensation plan shall have the right, under such rules and at such times as are prescribed by the Committee, to roll over the benefit that the Participant is entitled to receive pursuant to such prior nonqualified deferred compensation plan so that such amount shall be held and administered pursuant to the terms of this Plan and shall be received at the same time that benefits are received pursuant to this Plan.

                                    ARTICLE 4
             Short-Term Payout; Unforeseeable Financial Emergencies;
                               Withdrawal Election

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time of the Short-Term Payout becomes payable. If the Annual Deferral Amount is deferred in the 1999 Plan Year or an earlier Plan Year, each Short-Term Payout elected shall be paid, subject to the Deduction Limitation, within 60 days of the first day of the Plan Year that is at least four years after the last day of the Plan Year in which the Annual Deferral Amount is actually deferred, subject to the terms and conditions of this Plan. If the Annual Deferral Amount is deferred after the 1999 Plan Year, each Short-Term Payout elected shall be paid, subject to the Deduction Limitation, within 60 days of the first day of the Plan Year elected by the Participant that is two or more years after the last day of the Plan Year in which the Annual Deferral Amount is actually deferred, subject to the terms and conditions of this Plan. By way of example, if a Short-Term Payout is elected for amounts that are deferred in the Plan Year commencing January 1, 1997, the Short-Term Payout becomes payable within 60 days after January 1, 2002; if a Short-Term Payout is elected for amounts that are deferred in the Plan Year commencing January 1, 2000, the earliest that the Participant could elect to receive such Short-Term Payout would be 60 days after January 1, 2003 (although the Participant would be permitted to elect a greater number of years of deferral for the Short-Term Payout).

4.2 Other Benefits Take Precedence Over Short-Term Payout. Should an event occur that triggers a benefit under Articles 5, 6, 7 or 8 or Section 16.14, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section
         4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article or Section.

4.3 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her Account Balance, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate, the Participant's Unvested Accrued Amounts will be forfeited and the Participant shall not be eligible to participate in the Plan until the first month that begins more than one year after his or her participation in the Plan terminated, at which time he or she will be eligible to reenroll on terms similar to those applicable to a newly hired employee. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                                      ARTICLE 5
                                                 Retirement Benefit

     5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to a Monthly Installment Method of 60, 120 or 180 months. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires, subject to Section 10.3 (which delays commencement of payment of the Retirement Benefit if the Participant enters into a consulting arrangement with the Company following the Participant's Retirement). Any payment made shall be subject to the Deduction Limitation.

5.3 Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                                      ARTICLE 6
                                           Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in the same manner and at the same time as specified in the election made by the Participant pursuant to Section 5.2.

                                                      ARTICLE 7
                                                 Termination Benefit

7.1 Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance (i.e., determined based on Vested Company Matching Contributions and Vested Company Restoration Contributions) if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within 60 days of the Termination of Employment, subject to Section 10.3. Notwithstanding the foregoing, a Participant may elect either (i) upon his election to participate in the Plan or (ii) at any time at least one year prior to Termination of Employment to receive the Termination Benefit in three, five, or ten annual installments. In such case, the Termination Benefit shall be paid in the applicable number of installments, commencing no later than 60 days after the Participant's Termination of Employment, subject to Section 10.3 (which delays commencement of payment of the Termination Benefit if the Participant enters into a consulting arrangement with the Company following the Participant's Termination of Employment). Any payment made shall be subject to the Deduction Limitation. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion.

                                                      ARTICLE 8
                                            Disability Waiver and Benefit

8.1      Disability Waiver.
         -----------------

     (a) Waiver of Deferral. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan. Notwithstanding the foregoing, if the Disability is determined by the Committee to be expected to be of a short term duration, the Annual Deferral Amount shall continue to be withheld from a Participant's Base Annual Salary and/or Annual Bonus.

         (b) Return to Work. If a Participant returns to employment with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire if either clause (i) or (ii) of this sentence applies, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant (i) is determined to be permanently disabled under the Participant Employer's long-term disability plan (or would have been determined to be permanently disabled had he or she participated in that plan), or
         (ii), if such a plan does not exist, is determined to be permanently disabled by the Committee in its sole discretion, or (iii) is determined by the Committee, in its sole discretion, to have suffered a partial disability of such a nature that the Participant is unable to perform the material duties of his or her position. In such a case (whether under clause (i), (ii) or (iii)), the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time the Committee's determination. The Disability Benefit shall be paid in the same manner and at the same time as specified in the election made by the Participant pursuant to Section 5.2, unless the Committee in its sole discretion elects at any time to pay such amount or any remaining amount in a lump sum payment. Any payment made shall be subject to the Deduction Limitation. If a Participant is deemed to have a Termination of Employment under this Section 8.2, a subsequent event that would also constitute a Termination of Employment will be disregarded, and any resumption of full duties shall result in reinstatement to participation under the Plan only on such terms, as the Committee may then approve, that avoid duplication of benefits hereunder.

                                                      ARTICLE 9
                                               Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary for more than 50% of the Participant's benefits, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee (subject to any procedural requirements as may be imposed by the Committee). Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3      Acknowledgment.   No   designation   or  change  in  designation  of  a
         Beneficiary   shall  be   effective   until   received,   accepted  and
         acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company, all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                                     ARTICLE 10
                                            Leave of Absence; Consulting

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

10.3 Consulting Arrangements. Other provisions of the Plan notwithstanding, if the Company enters into a consulting arrangement with a Participant effective upon the Participant's Retirement or Termination of
         Employment, the payment of the Retirement Benefit or Termination Benefit shall be delayed. In this case, the Participant will be treated as though employment continued until the consulting arrangement terminates for purposes of determining the time at which payment of the Retirement Benefit or Termination Benefit will commence. This provision will not limit the Participant's withdrawal rights under Section 4.3 or
         4.4  during  the  pendency  of  the  consulting  arrangement,  but  the
         Participant will not be permitted to defer compensation payable in connection with such consulting arrangement under the Plan. Any determination of whether the Participant's severance from employment constitutes a Retirement or Termination of Employment shall be determined based on his or her circumstances at the time employment terminates, without regard to any continued service pursuant to the consulting arrangement.

                                                     ARTICLE 11
                                       Termination, Amendment or Modification

11.1 Termination. Each Employer reserves the right to terminate the Plan at any time with respect to any or all of its Participants by the actions of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balance, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum promptly after termination or pursuant to a Monthly Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein, except that, if the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum promptly after termination. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum except that, if a Participant has elected, upon his election to participate in the Plan or at least one year prior to such termination of the Plan, to receive the benefits in three, five, or ten annual installments under Section 7.2, the Employer shall pay such benefits in the applicable number of annual installments commencing promptly after such termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan prior to such termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months (except following a Change in Control in the case of Participant who has elected under Section 7.2 to receive the benefits in a three, five or ten annual installments).

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months.

11.3 Plan Agreement. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

11.4     Effect of Payment.  The full payment of the  applicable  benefit  under
         Section 4.4 or Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                                     ARTICLE 12
                                                   Administration

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Committee may, in its sole discretion, waive or modify the length of the advance-election period a Participant is required to make an election as to the manner and timing of payment of Retirement or Termination Benefits under Sections 5.2 or 7.2 or in connection with the termination of the Plan under Section 11.1.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                                     ARTICLE 13
                                            Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                                     ARTICLE 14
                                                  Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                                     ARTICLE 15
                                                        Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines are necessary to provide, on a present value basis, for its future liabilities created with respect to all Annual Deferral Amounts, Company Matching Amounts and Company Restoration Amounts for such Employer's Participants for all periods prior to the transfer, as well as the credits and debits to the Participants' Account Balance (and Unvested Accrued Amounts) for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                                     ARTICLE 16
                                                    Miscellaneous

16.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. If any right of a Participant under the Plan would cause such Participant to be in constructive receipt or have the economic benefit of any funds or other assets such that the Participant would be subject to federal income taxation in respect of such funds or other assets prior to the Participant's actual receipt thereof as a Termination or Retirement Benefit or other payout of benefits under the Plan, such right of the Participant shall be restricted to the extent necessary so that the Participant does not have such constructive receipt or economic benefit.

16.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

16.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Employer or to interfere with the right of the Company or any Employer to discipline or discharge the Participant at any time.

16.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Nevada without regard to its conflicts of laws principles.

16.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Sierra Health Services Deferred
                    Compensation Plan Committee

                  P.O. Box 15645
                  Las Vegas, Nevada 89114-5645

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidly shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Plan as the result of a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant and notwithstanding the provisions of Section 16.3, to take actions it deems necessary or appropriate in order to comply with the order of the court. In such case, unless otherwise determined by the Committee, the following rules will apply:

     (a) If the court's order directs immediate payment to or for the benefit of the spouse or former spouse (or a dependent family member), the Participant's Deferral Account or portion thereof subject to such order shall be valued as of the date of the court order and paid out in accordance therewith as a lump sum within 60 days thereafter.

     (b) If the court's order directs payment to or for the benefit of the spouse or former spouse (or a dependent family member) at a future date, the Participant's Deferral Account shall be segregated, as of the date of the court order, into two subaccounts, one representing the portion subject to the court's order for payment to the spouse or former spouse (the "Court Order Subaccount") and the other representing the portion that is not or will not thereafter be required to be paid to such spouse or former spouse (the "Non-Court Order Subaccount"). Both of these Subaccounts shall be maintained in the name of the Participant. The Court Order Subaccount shall be reallocated, as of the date of the court order, to the Measurement Fund that is a money market or other cash equivalent fund, and shall remain in such Measurement Fund without reallocation until such Subaccount is paid out. The Court Order Subaccount shall be paid, to or for the benefit of the spouse or former spouse (or dependent family member) or otherwise in accordance with the court order, at the earlier of the time specified in the court order or the time that portion of the Deferral Account otherwise would have been paid under the Plan; provided, however, that if an event occurs that triggers a payout or benefit under Article 4, 5, 6, 7 or 8, the Court Order Subaccount shall be paid in accordance with the such applicable Article, and provided further, that the Court Order Subaccount shall remain subject to any vesting and other restrictions under the Plan. The Non-Court Order Subaccount shall remain subject to the terms and conditions of the Plan without limitation.

     (c) The Committee shall send written notice to the Participant explain the actions and rights under this Section 16.14 with respect to the Participant's Deferral Account, including (i) the reallocation of the Court Order Subaccount to the money market or cash equivalent Measurement Fund, (ii) the federal income tax consequence to the Participant upon payment of the Court Order Subaccount, and (iii) any aspect of the court order with which the Company cannot comply.

16.15    Distribution in the Event of Taxation.

     (a) In General. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

     (b) Trust. If the Trust terminates in accordance with Section 3.7(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.16 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Employer (which might then be composed of new members) or a shareholder of the Company or the Employer, or of any successor corporation might then cause or attempt to cause the Company, the Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, its Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Employer or any director, officer, shareholder or other person affiliated with the Company, the Employer or any successor thereto in any jurisdiction.

                  IN WITNESS WHEREOF, the Company has signed this amended and restated Plan document as of January 1, 2001.

                                    SIERRA HEALTH SERVICES, INC.,
                                       a  Nevada corporation

                                    By: __________________________________

                                    Title: _______________________________